Exhibit 10.19.1
AMENDMENT NO. 1 TO
ATLAS AIR, INC. PROFIT SHARING PLAN
          Amendment No. 1 as of December 31, 2008, to the Atlas Air, Inc. Profit Sharing Plan as approved by the Compensation Committee on February 15, 2008 (the “Plan”).
          Article 5.2 of the Plan shall be amended and restated in its entirety to comply with Section 409A of the Internal Revenue Code, effective as of December 31, 2008, as follows:
          5.2 Timing of Payment. To the extent there are profits to be distributed, Annual Profit Sharing Allocations shall be paid at the discretion of the Committee but within the 90-day period ended on April 30 following the Plan year for which the payment is made. The difference, if any, between the amount of the Annual Profit Sharing Allocations received by Eligible Employees for any fiscal year and the aggregate of the individual profit sharing amounts actually paid to Eligible Employees for such Plan year as computed in accordance with this Article 5.2 shall revert to the Company no later than May 15th following such Plan year.
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IN WITNESS WHEREOF, this Amendment No. 1 to the Atlas Air, Inc. Profit Sharing Plan as approved by the Compensation Committee on February 15, 2008 is executed for and on behalf of the Company, effective as of December 31, 2008.

ATLAS AIR, INC.
By:	/s/ John W. Dietrich
	Name:	John W. Dietrich
	Title:	Executive Vice President Chief Operating Officer

ACKNOWLEDGE AND AGREED TO BY TEAMSTERS LOCAL 1224
By:	/s/ Joseph V. Muckle
	Name:	Joseph V. Muckle
	Title:	Secretary-Treasurer

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